EX-99.1- Press Release - Herdler

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. ANNOUNCES GARRY P. HERDLER AS CHIEF FINANCIAL OFFICER

TREVOSE, PA – April 15, 2019 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), a leading owner and operator of cemeteries and funeral homes, is pleased to announce that Garry P. Herdler has been appointed Senior Vice-President and Chief Financial Officer, effective April 15, 2019.  Mr. Herdler will succeed Mark Miller, who is retiring from the Partnership.

Mr. Herdler joins StoneMor with more than 25 years combined experience as CFO, private equity management consultant, investment banker, and as a KPMG CPA/CA and tax advisor. He has been a CFO of six private equity owned firms, a global real estate firm, and a NYSE-listed firm.  He has a broad background as CFO in many situations and sectors, including multi-channel retail, consumer and health services, homebuilding, real estate, manufacturing, and media. Most recently, Mr. Herdler was the Chief Financial Officer of QuadReal Property Group, a real estate investment, development and management company headquartered in Vancouver, Canada, where he led the financial integration of four firms with a C$27 billion portfolio across 17 countries. Prior to his CFO role at QuadReal, Mr. Herdler was a Senior Director in the Private Equity Performance Improvement Group of Alvarez & Marsal Consultants in New York.  Previously, Mr. Herdler acted as a financial consultant and CFO for various private equity-owned companies, responsible for operational improvements, business integration and turnarounds. He also has nearly ten years of investment banking experience in leveraged finance and equities with Deutsche Bank Securities/Bankers Trust and CIBC World Markets, primarily in New York, where he completed transactions in several industries, including deathcare.

“Our company is very fortunate to have someone of Garry’s caliber and operational experience join our team,” said Joe Redling, StoneMor’s President and Chief Executive Officer.  “We look forward to utilizing his broad experience assisting companies through periods of high change, operational improvement, integration and turnaround. His experience in leveraged debt capital markets and equities, as well as his previous deathcare experience with the $850 million credit facility and notes offering to refinance Stewart Enterprises, will be especially valuable as we navigate the refinancing of our own credit facility,” added Redling.  “We are also grateful to outgoing CFO, Mark Miller, for his efforts during his time at StoneMor, and we wish him all the best in his retirement,” said Redling.

“I am looking forward to partner with Joe, the StoneMor team, and the Board to achieve the Partnership’s objectives,” said Mr. Herdler. “Our goal is to focus on capital structure, strategic balance sheet/portfolio review, and performance improvements from cost reduction and revenue enhancements.  Most importantly, I respect the sensitive and important nature of the care StoneMor provides, and ultimately this is also about improving the services we bring to the families and people that we serve.”

“I’m very pleased with the management team we now have in place,” Redling said. “In combination with the recent actions we’ve taken to drive efficiencies and improve profitability, I’m confident that we are putting in place the necessary foundation to better position StoneMor for future opportunities.”

*    *    *

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 322 cemeteries and 90 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the expected timing of Mr. Herdler’s start date and Mr. Miller’s retirement, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” “focus,” “review,” “cash flow,” “confident” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to our substantial secured and unsecured indebtedness, our ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt and resume paying distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

2